LIST OF SUBSIDIARIES

                                                  STATE/DATE                                    PERCENT
INVESTMENT IN                                   INCORPORATION            OWNED BY              OWNERSHIP

Columbus Coca-Cola Bottling Company              Delaware                Consolidated            100%
                                                 7/10/84

Coca-Cola Bottling Co. of Roanoke, Inc.           Delaware               Consolidated            100%
                                                  2/5/85

Panama City Coca-Cola Bottling Company            Florida                Columbus                100%
                                                  10/5/31                CCBC, Inc.

Case Advertising, Inc.                            Delaware               Consolidated            100%
                                                  2/18/88

C C Beverage Packing, Inc.                        Delaware               Consolidated            100%
                                                  3/15/88

Tennessee Soft Drink Production Company           Tennessee              CCBC of                 100%
                                                  12/22/88               Nashville, Inc.

The Coca-Cola Bottling Company of West            West Virginia          Consolidated            100%
  Virginia, Inc.                                  12/28/92

Jackson Acquisitions, Inc.                        Delaware               Consolidated            100%
                                                  1/24/90

CCBCC, Inc.                                       Delaware               Consolidated            100%
                                                  12/20/93

Coca-Cola Bottling Co. Affiliated, Inc.           Delaware               Consolidated            100%
                                                  4/18/35

Metrolina Bottling Company                        Delaware               Consolidated            100%
                                                  5/21/93

COBC, Inc.                                        Delaware               Columbus Coca-Cola      100%
                                                  11/23/93               Bottling Company

ECBC, Inc.                                        Delaware               Coca-Cola Bottling      100%
                                                  11/23/93               Co. Affiliated, Inc.



                                                  STATE/DATE                                    PERCENT
INVESTMENT IN                                   INCORPORATION            OWNED BY              OWNERSHIP

MOBC, Inc.                                       Delaware                Coca-Cola Bottling       100%
                                                 11/23/93                Co. of Mobile, Inc.

NABC, Inc.                                       Delaware                Coca-Cola Bottling       100%
                                                 11/23/93                Co. of Nashville, Inc.

PCBC, Inc.                                       Delaware                Panama City Coca-Cola    100%
                                                 11/23/93                Bottling Company

ROBC, Inc.                                       Delaware                Coca-Cola Bottling       100%
                                                 11/23/93                Co. of Roanoke, Inc.

WCBC, Inc.                                       Delaware                Coca-Cola Bottling       100%
                                                 11/23/93                Co. Affiliated, Inc.

WVBC, Inc.                                       Delaware                The Coca-Cola            100%
                                                 11/23/93                Bottling Company
                                                                         of West Virginia, Inc.

Coca-Cola Ventures, Inc.                         Delaware                Coca-Cola Bottling       100%
                                                 6/17/93                 Co. Affiliated, Inc.

Whirl-i-Bird, Inc.                               Tennessee               Consolidated             100%
                                                 11/3/86

Coca-Cola Bottling Company of                    North Carolina          Consolidated             100%
  North Carolina, LLC                            12/18/95

Category Management Consulting, LLC              North Carolina          Consolidated             100%
                                                 6/29/95

Chesapeake Treatment Company, LLC                North Carolina          Consolidated             100%
                                                 6/5/95

Consolidated Volunteer, Inc.                     Delaware                Consolidated             100%
                                                 12/20/96


                                                  STATE/DATE                                    PERCENT
INVESTMENT IN                                   INCORPORATION            OWNED BY              OWNERSHIP

Coca-Cola Bottling of Alabama, LLC              Delaware                 Coca-Cola Beverage/     100%
                                                12/17/96                 Consolidated

Coca-Cola Bottling Company of                   Alabama                  CCBC of Alabama/        100%
  Mobile, LLC                                   12/20/96                 Coca-Cola Beverage

Coca-Cola Bottling Company of                   Tennessee                CCBC of Tennessee/      100%
  Nashville, LLP                                12/18/96                 Consolidated Volunteer

Coca-Cola Bottling Company of                   Tennessee                CCBC of Roanoke/        100%
  Tennessee, LLC                                12/10/96                 Consolidated